UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EVOLUTION PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	41-1781991
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042

(Address of principal executive offices and zip code)

(713) 935-0122

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so registered	Name of Each Exchange On Which Registered
8.5% Series A Cumulative Preferred Stock	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates.  333-168107.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.    Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 8.5% Series A Cumulative Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of Evolution Petroleum Corporation, a Nevada corporation (the “Registrant”).  The description of the Series A Preferred Stock to be registered hereunder is set forth under the caption “Description of Series A Preferred Stock” in the Registrant’s Prospectus Supplement with respect to the Series A Preferred Stock (the “Prospectus Supplement”) filed on June 29, 2011 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-168107), as amended, which became effective as of September 2, 2010.  The Prospectus Supplement, including the description of the Series A Preferred Stock therein, shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

3.1	Articles of Incorporation (Previously filed as an exhibit to the Company’s Current Report on Form 8-K on February 7, 2002)

3.2	Certificate of Amendment to Articles of Incorporation (Previously filed as an exhibit to the Company’s Current Report on Form 8-K on February 7, 2002)

3.3	Certificate of Amendment to Articles of Incorporation (Previously filed as an exhibit to Form SB 2/A on October 19, 2005)

3.4	Amended and Restated Bylaws (Previously filed as an exhibit to Form 10KSB on March 31, 2004)

3.5*	Form of 8.5% Series A Cumulative Preferred Stock Certificate

4.1

Certificate of Designation of Rights and Preferences of 8.5% Series A Cumulative Preferred Stock, dated June 29, 2011 (Previously filed as an exhibit to the Company’s Current Report on Form 8-K on June 29, 2011)

* Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Evolution Petroleum Corporation

Date: June 29, 2011	By:	/s/ Robert S. Herlin
Robert S. Herlin
Chairman & Chief Executive Officer

EXHIBIT INDEX

3.1	Articles of Incorporation (Previously filed as an exhibit to the Company’s Current Report on Form 8-K on February 7, 2002)

3.2	Certificate of Amendment to Articles of Incorporation (Previously filed as an exhibit to the Company’s Current Report on Form 8-K on February 7, 2002)

3.3	Certificate of Amendment to Articles of Incorporation (Previously filed as an exhibit to Form SB 2/A on October 19, 2005)

3.4	Amended and Restated Bylaws (Previously filed as an exhibit to Form 10KSB on March 31, 2004)

3.5*	Form of 8.5% Series A Cumulative Preferred Stock Certificate

4.1

Certificate of Designation of Rights and Preferences of 8.5% Series A Cumulative Preferred Stock, dated June 29, 2011 (Previously filed as an exhibit to the Company’s Current Report on Form 8-K on June 29, 2011)

* Filed herewith.